                                                                    EXHIBIT 4.2
CUSIP NO.:

REGISTERED NO.: FIXR - ______                PRINCIPAL AMOUNT: $________________



                            H. F. AHMANSON & COMPANY
                           MEDIUM-TERM NOTE, SERIES A
                   Due Nine Months or More from Date of Issue

                                  (Fixed Rate)

         THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO H. F. AHMANSON & COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY SAVINGS BANK OR NON-BANK SUBSIDIARY OF THE COMPANY AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:


ISSUE PRICE:


ORIGINAL ISSUE DATE:           INTEREST RATE:                 STATED MATURITY:


INTEREST PAYMENT DATES:


OPTIONAL REDEMPTION:           INITIAL REDEMPTION DATE:       REDEMPTION PRICE: Initially ___% of
                                                              Principal Amount and declining by ___% of the
/ / Yes       / / No                                          Principal Amount on each anniversary of the
                                                              Initial Redemption Date until the Redemption
                                                              Price is 100% of the Principal Amount





OPTION TO ELECT REPAYMENT:        OPTIONAL REPAYMENT DATE(S):          OPTIONAL REPAYMENT PRICE(S):

/ / Yes       / / No

REPAYMENT PROVISIONS:


OPTIONAL INTEREST RATE
RESET:

EXTENDIBLE MATURITY NOTE:         AMORTIZING NOTE                      DISCOUNTED SECURITY:
                                                                       / / Yes         / / No

DEPOSITARY: The Depository Trust  OTHER PROVISIONS:
            Company

         If this Security was issued with "original issue discount" for purposes of Section 1273 of the Internal Revenue Code of
1986, as amended, the following shall be completed:


ORIGINAL ISSUE DISCOUNT           TOTAL AMOUNT OF OID:                 ISSUE PRICE (expressed as a
SECURITY:                                                              percentage of aggregate principal
                                                                       amount):
/ / Yes       / / No

YIELD TO MATURITY:                INITIAL ACCRUAL PERIOD OID:          METHOD USED TO DETERMINE YIELD FOR
                                                                       INITIAL ACCRUAL PERIOD:

                                                                       / / Approximate           / / Exact



         H. F. AHMANSON & COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called "Ahmanson", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of ______________ dollars ($____________) at Maturity, and to pay interest thereon from and including the Original Issue Date shown above or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the next succeeding Interest Payment Date. "Maturity" means the date on which the principal of this Note becomes due and payable in full, whether at the Stated Maturity shown above or earlier by declaration of acceleration, call for redemption or otherwise. Interest will be paid on the Interest Payment Dates shown above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date shown above (except as provided below), at the rate per annum specified above, until the principal hereof is paid or made available for payment, and interest shall accrue on any overdue principal and on any overdue installment of interest (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum in effect at the time such principal or installment of interest, as the case may be, was due and payable. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the regular record date for such interest, which shall be the May 31 or November 30 (whether or not a Business Day, as defined), as the case may be, next preceding such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes"), will be made either quarterly on each March 15, June 15, September 15 and December 15 or semiannually on each June 15 and December 15 as set forth in the applicable Pricing Supplement,

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

and at Maturity. Such payments will be payable to the person in whose name such Amortizing Note is registered at the close of business on the fifteenth day (whether or not a Business Day) next preceding the respective Interest Payment Date. If this Note was originally issued between a regular record date and an Interest Payment Date, the first payment of interest on this Note will be made on the Interest Payment Date following the next succeeding regular record date to the registered owner of this Note on such next succeeding regular record date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Payment of the principal of and interest on this Note will be made on each Interest Payment Date or at Maturity by the Trustee as Paying Agent by wire transfer of immediately available funds to a separate account of the Depositary or its nominee at the Federal Reserve Bank of New York, provided that, in the case of payments made at Maturity of this Note, this Note is presented to the Trustee in time for the Trustee to make such payments in accordance with its normal procedures.

         Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, Ahmanson has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                   H. F. AHMANSON & COMPANY



[Corporate Seal]                                   By:
                                                       -------------------------
                                                       Name:
                                                       Title:

ATTEST:



By:
    -----------------------------

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series described herein and referred to in the within-mentioned Indenture.

                                             CITIBANK, N.A.,
                                             As Trustee


                                             By:
                                                --------------------------------
                                                Authorized Officer

                               [REVERSE OF NOTE]

                            H. F. AHMANSON & COMPANY
                           MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)


         Section 1. General. This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of Ahmanson (herein called the "Securities"), of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture, dated as of April 4, 1995, between Ahmanson and Citibank, N.A., as Trustee (the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, Ahmanson and the Holders of the Notes. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium-Term Notes, Series A" of Ahmanson, limited in aggregate principal amount to $500,000,000, or in such lesser amount as may be reduced by the sale of Securities of another series. References herein to "Notes" shall mean the Notes of said Series A.

         Section 2. Payments. Interest on this Note will be payable semi-annually each June 15 and December 15 or as otherwise set forth herein (the "Interest Payment Dates") and at the Stated Maturity or upon earlier redemption or repayment.

         Interest payments on each Interest Payment Date for this Note will include accrued interest from and including the Original Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date, except that at Maturity the interest payments will include accrued interest from and including the Original Issue Date, or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, the date of Maturity.

         Until this Note is paid or payment is duly provided for, Ahmanson will, at all times, maintain a paying agent (the "Paying Agent") capable of performing the duties described herein to be performed by the Paying Agent. Ahmanson has initially appointed the Trustee as the Paying Agent. Ahmanson will notify the Holders, in accordance with the Indenture, of any change in the Paying Agent or its address.

         Section 3. Redemption. If so specified in the face hereof, Ahmanson may at its option redeem this Note in whole or from time to time in part on or after the date designated as the Initial Redemption Date on the face hereof at prices declining from a premium specified on the face hereof, if any, to par together with accrued interest to the date of redemption. Ahmanson may exercise such option by causing a notice of such redemption to be mailed to each Holder by first class mail, postage prepaid, at least 30 but not more than 60 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof. If less than all of the Notes with like tenor and terms to this Note are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

         Section 4. Repayment. If so specified on the face hereof, this Note will be repayable prior to the Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at a price equal to 100% of the principal amount hereof or, if this Note is a Discounted Security (as specified on the face hereof), at the applicable Optional Repayment Price shown on the face hereof, together with accrued interest, if any, to the date of repayment.

         Section 5. Sinking Fund. This Note will not be subject to any sinking fund.

         Section 6. Original Issue Discount Notes. Notwithstanding anything herein to the contrary, if this Note is an Original Issue Discount Note, the amount payable in the event of redemption or repayment, or declaration of acceleration following an Event of Default, prior to the Stated Maturity hereof in lieu of the principal amount due at the Stated Maturity hereof shall be the Amortized Face Amount of this Note as of the redemption date, the date of repayment or the date of declaration of acceleration, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (a) the Issue Price (as set forth on the face hereof) plus (b) that portion of the difference between the Issue Price and the principal amount hereof that has accrued at the Yield to Maturity (as set forth on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated but in no event shall the Amortized Face Amount of this Note exceed its principal amount.

         Section 7. Events of Default. In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         Section 8. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of Ahmanson and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by Ahmanson and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting, with certain exceptions as therein provided, the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by Ahmanson with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the right of the Holder of this Note, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest, if any, on this Note at the times, places and rate herein prescribed.

         Section 9. Authorized Denominations. Notes are issuable in registered form without coupons in the minimum denomination of $1,000, and in any larger amount that is an integral multiple of $1,000. Notes may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations in the manner and subject to the limitations provided in the Indenture at the office or agency to be maintained by Ahmanson for such purpose.

         Section 10. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         Section 11. Owners. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Section 12. Defeasance. The Indenture contains provisions, which apply to this Note, for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain restrictive covenants and Events of Default with respect to this Note, subject in either case to compliance by Ahmanson with conditions set forth in the Indenture.

         Section 13. Definitions. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them therein.

         Section 14. Governing Law. This Note shall be governed and construed in accordance with the law of the State of New York.

                           OPTION TO ELECT REPAYMENT

         The undersigned owner of this Note hereby irrevocably elects to have Ahmanson repay the principal amount of this Note or portion hereof below designated at the Optional Repayment Price indicated on the face hereof.

Dated:
      -----------------------------
                                             ----------------------------------------------------------------
                                             Signature
                                             Sign exactly as name appears on the front of this Note
                                             [SIGNATURE GUARANTEE - required only if Notes are to be
                                             issued and delivered to anyone other than the registered holder]

Principal amount to be repaid, if            Fill in for registration of Notes if to be issued otherwise than
amount to be repaid is less the              to the then registered holder:
principal amount of this Note
(principal amount remaining must be          Name:
an authorized denomination)                       -----------------------------------------------------------
                                             Address:
                                                     --------------------------------------------------------

                                                              -----------------------------------------------
                                                              (Please print name and address including zip
$                                                             code)
- -----------------------------------
                                             SOCIAL SECURITY OR OTHER TAXPAYER ID NUMBER

                                             ----------------------------------------------------------------

                                 -------------

                                 ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common
         TEN ENT - as tenants by the entireties
         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT - ..................Custodian........................
                                       (Cust)                    (Minor)
                                   Under Uniform Gifts to Minors Act

                                   .............................................
                                                      (state)

Additional abbreviations may also be used though not in the above list.

                                              -----------------------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



- --------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing______________attorney to transfer said Note on the books of Ahmanson, with full power of substitution in the premises.

Dated:
                                              ----------------------------------
                                              Signature


NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.